EXHIBIT 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10‑K of Exact Sciences Corporation (the “Company”) for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kevin T. Conroy, President and Chief Executive Officer of the Company and William J. Megan, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to our knowledge that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2015	/s/ Kevin T. Conroy Kevin T. Conroy President and Chief Executive Officer

Dated: February 27, 2015	/s/ William J. Megan William J. Megan Principal Financial Officer